Exhibit 10.2

AMENDMENT NO. 1

LKQ CORPORATION EMPLOYEES’ RETIREMENT PLAN

The Plan named above gives the Employer the right to amend it at any time.  According to that right, the Plan is amended effective January 1, 2009, as follows:

By adding the following to the INTRODUCTION Section as the seventh and eighth paragraphs:

Pick Your Part Auto Wrecking previously established a retirement savings plan on January 1, 1996.

The Primary Employer is of the opinion that the Pick Your Part Retirement Savings Plan should be merged with the LKQ Corporation Employees’ Retirement Plan.  Effective January 1, 2009, the plans are merged and LKQ Corporation Employees’ Retirement Plan is in lieu of the prior document for Pick Your Part Auto Wrecking.

By adding the following as the sixth paragraph of subparagraph (a) in the ACTIVE PARTCIPANT SECTION of Article II:

Each Employee who was an Active Participant for specified Contributions under the Pick Your Part Retirement Savings Plan on December 31, 2008, shall become an Active Participant for purposes of the specified Contributions under this Plan if he is still an Employee on January 1, 2009, and his Entry Date shall not change.

By adding the following as the third sentence in the second paragraph of the INACTIVE PARTCIPANT SECTION of Article II:

An Employee or former Employee who was an Inactive Participant under the Pick Your Part Retirement Savings Plan on December 31, 2008, shall continue to be an Inactive Participant under this Plan on January 1, 2009.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein.  All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment.  The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 23rd day of October, 2008.
LKQ CORPORATION

	By	/s/ Walter P. Hanley

Senior Vice President
Title

Amendment No. 1